UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2009 (June 26, 2009)

ALLIANCE LAUNDRY SYSTEMS LLC
ALLIANCE LAUNDRY CORPORATION
ALLIANCE LAUNDRY HOLDINGS LLC
(Exact name of registrant as specified in its charter)

DELAWARE DELAWARE DELAWARE	333-56857 333-56857-01 333-56857-02	39-1927923 39-1928505 52-2055893
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Shepard Street  P.O. BOX 990
RIPON, WISCONSIN 54971-0990
(Address of principal executive offices)

(920) 748-3121
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     Entry into a Material Definitive Agreement

The information and definitions set forth under Item 2.03 of this report on Form 8-K are hereby incorporated in Item 1.01 by reference.

ITEM 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 26, 2009, Alliance Laundry Equipment Receivables Trust 2009-A (the “Trust”), a trust formed by Alliance Laundry Equipment Receivables 2009 LLC (“ALER”), a special-purpose bankruptcy remote subsidiary of Alliance Laundry Systems LLC (“ALS”), entered into a $330,000,000 off-balance-sheet securitization facility (the “Facility”) backed by equipment loans and trade receivables originated by ALS. Pursuant to a Purchase Agreement, dated June 26, 2009, between ALS, as originator, and ALER, as purchaser, ALS will sell or contribute all of the U.S.-dollar trade receivables and certain of the equipment loans that it originates to ALER. Immediately thereafter, pursuant to a Pooling and Servicing Agreement, dated June 26, 2009, ALER will transfer all such trade receivables and equipment loans to the Trust. The Trust will borrow pursuant to variable funding notes (the “Notes”) issued to the note purchasers under the Facility (which note purchasers shall initially be certain affiliates of Natixis Financial Products Inc., BMO Capital Markets Corp. and The Bank of Nova Scotia (collectively, the “Initial Note Purchasers”)), pursuant to a master indenture, dated June 26, 2009 (the “Indenture”). The Bank of New York Mellon is the indenture trustee under the Indenture. The Notes are secured by all of the assets of the Trust. The Initial Note Purchasers advanced $264,286,008.69 against the maximum facility amount to the Trust on June 26, 2009 pursuant to a Note Purchase Agreement, dated June 26, 2009 (the “Note Purchase Agreement”).  Natixis Financial Products Inc. acts as administrative agent under the Note Purchase Agreement, and each of Natixis Financial Products Inc., BMO Capital Markets Corp. and The Bank of Nova Scotia acts as an agent for its affiliated note purchasers.

Without the consent of the agents, advances against the equipment loan Notes may be made no more than once in each calendar week and advances against the trade receivable Notes may be made no more than twice in each calendar week. Funding availability for trade receivable Notes is limited to a maximum of $60.0 million, while funding for equipment loan Notes is limited to $330.0 million less the amount of funding outstanding for trade receivable Notes. Funding of the Notes is subject to certain advance rate and eligibility criteria standard for transactions of this type. After June 25, 2010 (or earlier in the event of a rapid amortization event, an event of default or the termination of the Facility by ALS (in the case of the equipment loans facility, with the consent of the noteholders)), the Trust will not be permitted to request new borrowings under the Facility and the outstanding borrowings will amortize over a period of up to ten and one-half years thereafter.  Provided no event of default or rapid amortization event has occurred and is continuing, the administrative agent and some or all of the noteholders have the right to extend the June 25, 2010 date (the “Liquidity Termination Date”) to June 25, 2011. The trade receivables facility may be terminated by ALS without also terminating the equipment loans facility.

Additional advances under the Facility are subject to certain continuing conditions, including but not limited to (i) the absence of a rapid amortization event or event of default, as defined in the Indenture, (ii) compliance by ALS, as servicer, with certain covenants, including financial covenants and (iii) no event having occurred which materially and adversely affects the operations of ALS. In addition, advances under the Facility in respect of fixed rate equipment loans are subject to limitations on the weighted average interest rate and the aggregate loan balance of all fixed rate equipment loans then held by the Trust.

The risk of loss resulting from default or dilution on the trade receivables and equipment loans is protected by credit enhancement, provided in the form of cash reserves, letters of credit and overcollateralization.  All of the residual beneficial interests in the Trust and cash flows remaining from the pool of receivables and loans after payment of all obligations under the Facility will accrue to the benefit of ALS. Except for amounts of the letters of credit outstanding from time to time as credit enhancement (or cash or alternative collateral posted in substitution for the letters of credit), ALS will provide no support or recourse for the risk of loss relating to default on the assets transferred to the Trust. ALS, as servicer, will be paid a monthly servicing fee equal to one-twelfth of 1.0% of the aggregate balance of such trade receivables and equipment loans.

Interest payments on the Notes will be paid monthly, beginning in August 2009, at the noteholders' commercial paper cost of funds plus the applicable margin (which will vary depending on whether the Facility is in the revolving or amortization period). During the revolving period (June 26, 2009 through the Liquidity Termination Date) the applicable margin will be 2.5% for trade receivable Notes and 3.0% for equipment loan Notes. If an event of default occurs the otherwise applicable interest rate will be increased by an amount equal to two percent (2%) per annum. Prior to a rapid amortization event or event of default, the noteholders under the Facility will also earn an unused facility fee of 0.765% of the unfunded portion of each noteholder's commitment amount.

The Indenture provides that upon a written demand by a majority of the noteholders (or, if any noteholder holds a majority share of the aggregate outstanding principal of the Notes, two-thirds of the noteholders) after the occurrence of a rapid amortization event (including, among others, the occurrence of a shortfall in the applicable borrowing base (an amount calculated based on the value of the equipment loans or trade receivables, the value of the credit enhancements and certain other credit characteristics of the collateral) that remains unremedied for three or more business days; a draw on the reserve account; termination of or a drawing on the letters of credit providing credit enhancement for the benefit of the Notes (unless the proceeds are deposited in the reserve account); failure to maintain certain financial and other ratios; or the occurrence of an event of default or a servicer default) the Notes will amortize and borrowings under the Notes will cease. Upon written demand by the administrative agent after the occurrence of a servicer default (including, among other events, a failure to deposit amounts required to be deposited by the servicer, failure of the servicer or ALER to observe certain covenants, including financial covenants, which failure has a material adverse effect on the administrative agent or noteholders under the Facility, voluntary or involuntary bankruptcy of the servicer, a material adverse change in the financial condition or business of the servicer, occurrence of a cross default for indebtedness in excess of $5,000,000 or failure of the equipment loans and trade receivables to meet certain performance metrics) the servicer may be replaced. The Indenture also includes usual and customary events of default for facilities of this nature (with customary grace periods and options for curing, as applicable). The Indenture provides that upon written demand by the Indenture Trustee after the occurrence of an event of default (including, among others, default in the payment of principal or interest) the Notes may be accelerated and/or the collateral sold.

In connection with establishing the Facility, the outstanding balances under the Alliance Laundry Equipment Receivables Trust 2005-A facility disclosed in ALS’s Form 10-Q for the quarterly period ended March 31, 2009 filed with the Securities and Exchange Commission on May 11, 2009 were repaid, and the 2005 facility was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

DATE:	June 29, 2009	/s/ Thomas F. L’Esperance
Thomas F. L’Esperance
CEO

/s/ Bruce P. Rounds
Bruce P. Rounds
Vice President Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

DATE:	June 29, 2009	/s/ Thomas F. L’Esperance
Thomas F. L’Esperance
CEO

/s/ Bruce P. Rounds
Bruce P. Rounds
Vice President Chief Financial Officer

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

DATE:	June 29, 2009	/s/ Thomas F. L’Esperance
Thomas F. L’Esperance
CEO

/s/ Bruce P. Rounds
Bruce P. Rounds
Vice President Chief Financial Officer